Exhibit 99.1

Gulf Resources announces the completion of its first brine water and natural gas well field construction in Sichuan Province

SHOUGUANG, China, Jan. 11, 2017 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announces the completion of its first brine water and natural gas well field construction in Sichuan Province.

The first step was to build and then pave a road in this highly remote area to provide access for trucks and other heavy-duty equipment. Next, we had to level the construction site and install the foundations for the major equipment.  Then we had to build sheds to house the well head valve system.

We then installed the equipment needed to begin production including the wastewater tank purification equipment, the compressor, the exhaust vent riser, the control panel, and the underground pipeline including power cable & control circuit, among others with the existing well head valve system, as well as finishing the production site and installing lighting.

Now that the construction of the site and the drilling equipment is completed and finished testing, we are in the process of securing our first customers for natural gas. We expect to be able to begin trial production in the very near future.

Gulf Resources will place the Sichuan Project Presentation with photos on its website today after market open on January 11, 2017 EST. For those who are interested may download and review it follow the link below on company website:http://www.gulfresourcesinc.com/resource-reserves.html

We are very excited about the opportunities for natural gas production in Sichuan Province. China has limited supplies of natural gas, which is a clean burning fuel. The government has indicated its intention to promote the development of natural gas. We are very pleased to have the potential opportunity to be a part of this growth.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), Shouguang City Rongyuan Chemical Co, Limited (“ SCRC”) and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents. SCRC is a leading manufacturer of materials for human and animal antibiotics in China and other parts of Asia. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT:
Gulf Resources, Inc.
Web: http://www.gulfresourcesinc.com

Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com